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                                                                     Exhibit 5.1

                               TROUTMAN SANDERS
                          600 Peachtree Street, N.E.
                        NationsBank Plaza, Suite 5200
                         Atlanta, Georgia 30308-2216



                               December 8, 1994



Georgia Power Company
333 Piedmont Avenue, N.E.
Atlanta, Georgia 30308

         Re:     Georgia Power Company
                 Georgia Power Capital, L.P.
                 Registration Statement on Form S-3

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-3, including a preliminary prospectus and two preliminary prospectus supplements, filed with the Securities and Exchange Commission (the "Commission") on November 10, 1994 and amended by Amendment No. 1 filed with the Commission on December 8, 1994 (File No. 33-56423/33-56423-01) (as so amended, the "Registration Statement") of Georgia Power Company ("Georgia Power") and Georgia Power Capital, L.P. ("Georgia Power Capital"), for the registration under the Securities Act of 1933, as amended (the "Act"), of (i) $100,000,000 aggregate liquidation preference of preferred securities (the "Preferred Securities") of Georgia Power Capital, (ii) junior subordinated debentures of Georgia Power (the "Debt Securities") to be issued to Georgia Power Capital in connection with the offering of the Preferred Securities and (iii) a guarantee of Georgia Power with respect to the Preferred Securities (the "Guarantee"). We have also examined Georgia Power's Charter, as amended, and its by-laws, as amended, and such corporate records and other documents as we have deemed necessary to enable us to express the opinions with respect to the Debt Securities and the Guarantee set forth below.

         We are of the opinion that:

                 1. When (i) the Registration Statement shall have become effective under the Act and (ii) the Indenture (the "Indenture") between Georgia Power and Trust Company Bank, as Trustee (the "Trustee"), substantially in the form of Exhibit 4.1 to the Registration Statement, and any supplements and amendments thereto, shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by Georgia Power and the
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         Trustee, the Debt Securities, upon their issuance, authentication and sale in the manner contemplated in the Registration Statement and the Indenture, will be legally and validly issued, and will constitute legal, valid and binding obligations of Georgia Power, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally and general principles of equity.

                 2. When (i) the Registration Statement shall have become effective under the Act, (ii) the Guarantee, substantially in the form of Exhibit 4.10 to the Registration Statement, shall have been duly executed and delivered by Georgia Power and (iii) Preferred Securities have been duly issued and sold and the purchase price therefor received by Georgia Power Capital, the Guarantee will be legally and validly issued and will constitute a legal, valid and binding obligation of Georgia Power, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally and general principles of equity.

         We hereby consent to the reference made to our firm under the caption "Legal Opinions" in the preliminary prospectus and under the caption "Legal Matters" in the forms of preliminary prospectus supplement pertaining to the Preferred Securities, the Debt Securities and the Guarantee, each forming a part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.

                               Very truly yours,


                               /s/ TROUTMAN SANDERS
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                               TROUTMAN SANDERS